UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
July 8, 2010

Blue Dolphin Energy Company

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15905 (Commission File Number)	73-1268729 (IRS Employer Identification No.)

801 Travis Street, Suite 2100
Houston, TX 77002
(Address of principal executive office and zip code)

(713) 568-4725
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[    ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2010 (the “Effective Date”), Thomas W. Heath, President, Assistant Treasurer and Secretary, resigned as an officer of Blue Dolphin Energy Company (“Blue Dolphin” or the “Company”).  Mr. Heath’s employment agreement with Blue Dolphin dated May 1, 2007 was terminated as of the Effective Date.  As part of the resignation, Mr. Heath agreed to serve as a consultant to the Company to assist with transition matters. Mr. Heath also agreed not to compete with the Company for a period of twelve (12) months following the Effective Date.

On July 8, 2010, the Board of Directors of the Company appointed Ivar Siem, Chairman and Chief Executive Officer, to the additional positions of President, Assistant Treasurer and Secretary of the Company on an interim basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           July 8, 2010

Blue Dolphin Energy Company

/s/ IVAR SIEM
Ivar Siem Chief Executive Officer